Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS PROVIDES INTRA-QUARTER UPDATE

Reaffirms Full-Year Guidance

Declares Fourth Quarter Dividend of $0.75

SAN CLEMENTE, CA – December 11, 2008 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced an intra-quarter operations update. The Company does not undertake to make updates for any subsequent developments in its business.

Quarter-to-Date Operations Update

•	November total portfolio RevPAR was $117.61, down 12.2% to prior year.

•	November comparable portfolio RevPAR was $116.32, down 11.8% to prior year.

•	Quarter-to-date (through November 30, 2008) total portfolio RevPAR was $122.71, down 9.5% to prior year.

•	Quarter-to-date (through November 30, 2008) comparable portfolio RevPAR was $122.76, down 8.7% to prior year.

•	Year-to-date (through November 30, 2008) total portfolio RevPAR was $123.97, down 0.7% to prior year.

•	Year-to-date (through November 30, 2008) comparable portfolio RevPAR was $123.29, down 1.1% to prior year.

Robert A. Alter, Chief Executive Officer and Executive Chairman, stated, “We are making today’s intra-quarter update on the performance of our portfolio and developments in our business in an effort to provide better clarity during this time of economic uncertainty. While we believe recent signs of strength in the equity markets may prove to be a harbinger of broader economic stabilization, lodging demand is currently showing cyclical weakness consistent with the trends we are seeing in the overall U.S. economy. Our comparable portfolio RevPAR has declined 8.7% quarter-to-date through November as compared to the same period in 2007. For perspective, on a year-to-date basis through November, our portfolio has generated less than a 1% decline in RevPAR as compared with the same period in 2007 - the strongest year ever for the U.S. lodging industry. With a recently renovated portfolio, a significant cash balance, and no near-term debt maturities, we believe Sunstone is well positioned for the current phase of the cycle.”

Full Year 2008 Outlook

The Company reaffirms its prior full-year 2008 guidance presented on November 5, 2008. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account any additional hotel acquisitions, dispositions, stock repurchases or financings during 2008.

For the full year 2008, the Company expects total portfolio RevPAR to range from a decrease of approximately 1.0% to a decrease of approximately 4.0% compared to the full year 2007. Additionally, for the full year 2008:

•	Income available to common stockholders is expected to be approximately $60.6 million to $70.6 million;

•	Adjusted EBITDA is expected to be approximately $275.0 million to $285.0 million;

•	Adjusted FFO available to common stockholders is expected to be approximately $149.5 million to $159.5 million; and

•	Adjusted FFO available to common stockholders per diluted share is expected to be approximately $2.58 to $2.75.

Disclosure regarding the non-GAAP financial measures in this release is included on page 5. Disclosure regarding the Comparable Portfolio is included on page 6 of this release. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on page 7 of this release.

Arthur Buser, President, stated “While we are seeing softness in both transient and group trends, we are reaffirming the guidance we provided during our third-quarter call earlier this fall. We continue to work closely with our managers to drive top-line growth and to improve our operating efficiencies to minimize margin erosion in this challenging operating environment.”

Acquisitions, Dispositions, Investments and Financings

On December 10, 2008, the Company sold the Crowne Plaza Hotel in Grand Rapids, Michigan for a sale price plus projected 2009 capital expenditures of approximately $8 million, or 9.0x 2008 forecasted EBITDA (reconciliation of EBITDA to net income provided below).

The Company also announced today that its board of directors has authorized the Company to repurchase shares of its Common Stock, Series A Preferred Stock, Series C Preferred Stock and Sunstone Hotel Partnership, LLC’s Exchangeable Notes or repay secured debt of the Company and/or its subsidiaries for an aggregate purchase price and/or payment, as applicable, of up to $200 million (excluding fees, commissions and all other ancillary expenses). The Company intends to fund any repurchases or repayments with proceeds from the sale of non-core hotels and/or proceeds from new long-term mortgage debt. Other than on a temporary basis, the Company does not intend to use its existing cash to fund any repurchases or repayments. Repurchases of securities under this program will be made through the open market, or in privately negotiated transactions, from time to time, and in accordance with applicable laws and regulations. The manner, timing and amount of repurchases and repayments, if any, will be determined by the Company’s management and will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements. The repurchase and repayment program will expire on December 31, 2009 and may be modified or discontinued at any time. This authorization replaces the Company’s prior repurchase program, which was authorized in 2008, and against which, the Company purchased approximately $183 million of common stock.

Ken Cruse, Chief Financial Officer, said “While retaining significant liquidity during these uncertain economic times remains our principal focus, selectively repurchasing our securities at a discount to face value using capital sourced through non-core asset sales or new secured debt would be consistent with our cycle-driven strategy. We believe any such repurchases of our capital at current pricing levels would create significant value for our stockholders without diminishing the Company’s strong liquidity position.”

Dividend Update

On December 11, 2008, the board of directors declared a dividend of $0.75 per share of common stock, to be paid on January 15, 2009, to stockholders of record at the close of business on December 19, 2008. The dividend includes the Company’s distribution of 2008 taxable income and taxable gains arising from property dispositions in 2008.

The dividend will be payable in cash and/or shares of common stock at the election of the stockholder and subject to a cash limit described below. Stockholders who elect to receive the dividend in cash may receive up to $0.75 per share in cash, however, the Company will limit the amount of cash payable pursuant to the dividend to 20% of the aggregate value of the dividend, or approximately $7.3 million. If stockholders representing more than 20% of the outstanding shares elect to receive cash, each stockholder making the cash election will receive a prorated distribution of the available cash, and will receive the remainder of the $0.75 dividend in shares of common stock. Stockholders who do not elect to receive the dividend in cash will receive the dividend in shares of common stock.

The number of shares issued pursuant to the dividend will be calculated based on the average closing price per share of the Company’s common stock during a two-day period in January, 2009. The additional shares to be issued in connection with the dividend are not reflected in the Company’s 2008 earnings guidance.

A letter and an election form will be mailed to common stockholders promptly after December 19, 2008, and will describe in more detail the terms of the dividend. The election must be received by the Company’s transfer agent prior to 5:00 p.m. Eastern time on January 7, 2009.

The Company generally expects the dividend to be treated for federal income tax purposes as a taxable distribution whether it is received in cash or shares.

Ken Cruse, Chief Financial Officer, said “By paying out a portion of the dividend in stock, the Company will retain significant liquidity and a larger equity base without diluting the ownership of existing stockholders. We believe this structure is particularly advantageous during uncertain economic times.”

The Company also declared a dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a dividend of $0.393 per share payable to its Series C cumulative redeemable preferred stockholders. The Series A dividend will be paid on January 15, 2009 to stockholders of record on December 19, 2008. The Series C dividend will be paid on January 15, 2009 to stockholders of record on December 31, 2008.

The level of any future quarterly dividends will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business. The Company currently intends to maintain a dividend level that approximates 100% of its taxable income, which may result in a reduction in its dividends going forward.

Intra-Quarter Update Call

The Company will host a conference call to discuss its intra-quarter update on December 11, 2008, at 2 p.m. PST. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-257-6566 (for domestic callers) or 303-262-2211 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 44 hotels comprised of 15,029 rooms primarily in the upper-upscale segment operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

Non-GAAP Financial Measures and Forward Looking Statements

Crowne Plaza Grand Rapids

Reconciliation of Net Income to EBITDA - Full Year 2008 (Forecast)

(in millions)

Net Income	($0.2)
Depreciation expense	1.1

EBITDA	$0.9

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the current U.S. recession which may be prolonged; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of December 11, 2008, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; and (4) Adjusted FFO (as defined below).

EBITDA represents income available to common stockholders excluding: (1) preferred stock dividends; (2) amortization of deferred stock compensation; (3) interest expense (including prepayment penalties, if any); (4) provision for income taxes, including income taxes applicable to sale of assets; and (5) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales; (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of income available to common stockholders to EBITDA and Adjusted EBITDA is set forth on page 7. We believe hotel operating income and hotel operating profit margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of income available to common stockholders to FFO and Adjusted FFO is set forth on page 7.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO should not be considered as an alternative measure of our net income, operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO and, Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Comparable Portfolio Information

The Company’s definition of “Comparable Portfolio” includes those hotels owned as of the reporting date which have not experienced material and prolonged business interruption due to renovations, re-branding or property damage during either the calendar year presented or the preceding calendar year. For the fourth quarter and full year 2008, the Comparable Portfolio is expected to exclude the Renaissance Orlando and the Renaissance Baltimore. We refer to these excluded hotels as “Non-comparable” hotels. Also, the revenue and expense items associated with the Company’s two commercial laundry facilities, BuyEfficient, LLC (for 2007), and other miscellaneous non-hotel items have been shown below the hotel operating income line in presenting comparable hotel operating margins. Management believes the definition of Comparable Portfolio as well as the calculation of hotel operating income results in a more accurate presentation of the trends in RevPAR and comparable hotel operating margins of the Company’s stabilized portfolio of hotels.

***Tables to Follow***

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available to Common Stockholders to Non-GAAP Financial Measures

Guidance for the Full Year 2008

(Unaudited and in thousands except per share amounts)

Reconciliation of Income Available to Common Stockholders to EBITDA and Adjusted EBITDA

	Full Year December 31, 2008
	Low End of Range	High End of Range
Income available to common stockholders	$60,600	$70,600
Series A preferred stock dividends	14,100	14,100
Series C preferred stock dividends	6,700	6,700
Undistributed income allocated to Series C preferred stock	600	600
Amortization of deferred stock compensation	4,600	4,600
Continuing operations:
Depreciation and amortization	116,800	116,800
Interest expense	96,600	96,600
Amortization of deferred financing fees	1,700	1,700
Unconsolidated joint venture:
Depreciation and amortization	5,100	5,100
Interest expense	6,000	6,000
Amortization of deferred financing fees	1,500	1,500
Amortization of deferred stock compensation	100	100
Discontinued operations:
Depreciation and amortization	2,600	2,600

EBITDA	317,000	327,000

Gain on sale of assets	(42,000)	(42,000)

Adjusted EBITDA	$275,000	$285,000

Reconciliation of Income Available to Common Stockholders to FFO and Adjusted FFO

Income available to common stockholders	$60,600	$70,600
Series C preferred stock dividends	6,700	6,700
Undistributed income allocated to Series C preferred stock	600	600
Continuing operations:
Real estate depreciation and amortization	115,900	115,900
Unconsolidated joint venture:
Real estate depreciation and amortization	5,100	5,100
Discontinued operations:
Depreciation and amortization	2,600	2,600

FFO available to common stockholders	191,500	201,500

Gain on sale of assets	(42,000)	(42,000)

Adjusted FFO available to common stockholders	$149,500	$159,500

Adjusted FFO available to common stockholders per diluted share	$2.58	$2.75

Diluted weighted average shares outstanding (1)	57,900	57,900

(1)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis.